URANIUM 308 CORP.
2820 W. Charleston Blvd., Suite 22
Las Vegas, NV 89102 USA.

Symbol: URCO - OTCBB

NEWS RELEASE

URANIUM 308 CORP. COMPLETES 2007 SURFACE EXPLORATION ON
TWO TARGET SUB-AREAS OF JANCHIVLAN PROJECT IN MONGOLIA

2 NEW TARGET AREAS IDENTIFIED; 2 MINERALIZED ZONES EXPOSED
SAMPLES SENT TO SGS GROUP LABS FOR ASSAY
DRILL PROGRAM SLATED TO START OCTOBER 26

October 24, 2007

Las Vegas, Nevada - Uranium 308 Corp. (OTCBB: URCO) (The “Company”) is pleased to announce the completion of the preliminary surface geologic exploration program for 2007 on its wholly owned Janchivlan uranium project located 70 km southeast of Ulaanbaatar, the capital of Mongolia.

Uranium 308 Corp. started its formal exploration program in mid August and finished the surface exploration programs in early October on two promising sub-areas of approximately 4.2 km2 in total. The sub-areas are in Target 2 and Target 3 zones on the Company’s two exploration licenses on the 196.38 sq. km Janchivlan property. Uranium 308 Corp. controls the project through its wholly owned Mongolian subsidiary, Mongolia Energy Ltd. (MEL). Besides four target zones identified in Soviet-era exploration conducted between 1982-1985, MEL’s exploration team has identified two new target zones.

The preliminary surface exploration program has achieved the following:

•	Verified trenching and other exploration activities conducted during Soviet-era geo-engineering program. Performed satellite imagery interpretation for the planned follow-up exploration programs.

•	Completed a 1:2000 scale topographic mapping program which generated three maps that provide an accurate coordinate system for future exploration programs, that covers approximate 4.2 km2.

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Completed a 1:2000 scale detailed geological mapping program that covers the same area as topographic mapping program. This program generated three sets of maps that include a coverage map, a geological map and an alteration-structure map. Sixty-two (62) rock hand specimens were collected.

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Completed trenching program, excavating 22 trenches to expose the bedrock, removing 17,000 m2 of overburden. All trenches were logged, mapped, surveyed with radiometric equipment, and sampled. Samples have been assayed by SGS Ulaanbaatar for multi-element analyses and are en route to the SGS Lab in Toronto, Canada for other key elements.

•	Identified uranite as the dominating uranium mineral, with radiometric readings indicating the grade of up to 0.254% eqv.U3O8.

Mineralizes Systems Identified

Two mineralized systems have been identified in sub-areas of Target 2 and Target 3.

In Target 2, MEL exploration has extended known mineralization in four 3m to 32m wide, parallel to sub-parallel mineralized shear zones trending east-west with a north south width of 400m. Three extend for 600m and the fourth 800m of strike length. All four remain open but are covered by soil mantle and alluvium. There are also indications of an inferred fifth shear zone south of the four confirmed shear zones.

In Target 3, there are three mineralized shear zones trending north-south, northwest-southeast, and east-west. Trend 1 remains open at 550m of strike length.

Drilling Slated to Commence

Uranium 308 Corp has scheduled a drill program to commence October 26. The program calls for a minimum of drilling 1500m in the two sub-areas of Target 2 and Target 3. The Company expects the drill program to be completed by the end of November. Diamond core drilling samples will also be sent to SGS Group labs for assay.

About Uranium 308 Corp.

Uranium 308 Corp. is a mineral exploration and development company engaged in the acquisition, exploration and development of large scale low-cost, high-value properties internationally. Uranium 308 Corp’s current primary focus is uranium exploration in Mongolia. www.uranium308corp.com

For more information, please contact: Investor Relations: 1-866-892-5232

FORWARD LOOKING STATEMENTS This news release may include "forward-looking statements" regarding Uranium 308 Corp., and its subsidiaries, business and project plans. Such forward looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where Uranium 308 Corp. expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Uranium 308 Corp. does not undertake any obligation to update any forward looking statement, except as required under applicable law.